Exhibit 99.1

KINGSWAY REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

Management to Host Conference Call Today at 5 p.m. ET

Management to Host Investor Day on Tuesday, May 16 in New York City

Chicago – May 9, 2023 – (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its financial results for the three months ended March 31, 2023.

First Quarter 2023 Consolidated Financial Highlights

●	Consolidated revenue increased 17% to $26.4 million for the three months ended March 31, 2023, compared to $22.5 million in prior year period

●

Extended Warranty revenue was $16.7 million in the first quarter of 2023 compared to $18.3 million in the first quarter of 2022; however, on a pro forma basis revenue increased by 3% from the prior year period (pro forma excludes the results of PWSC, which was sold in July 2022)

●	KSX revenue increased by 131% to $9.7 million in the first quarter of 2023, compared to $4.2 million for the first quarter of 2022, benefitting from the acquisitions of CSuite and SNS in November 2022

●	Consolidated net income was $27.8 million for the three months ended March 31, 2023, compared to a net loss of $2.5 million in the prior year period

●	Adjusted consolidated EBITDA was $2.4 million for the three months ended March 31, 2023, compared to $1.0 million in the prior year period

●	Twelve month run-rate adjusted EBITDA for the operating companies remains at $18 million to $19 million

●	Extended Warranty segment and KSX segment combined operating income was a total of $3.0 million for the three months ended March 31, 2023, compared to $2.5 million in the prior period

●	Adjusted EBITDA for the Extended Warranty segment and KSX segment combined was $3.5 million for the three months ended March 31, 2023, compared to $2.7 million in the prior period

●

Combined pro forma adjusted EBITDA for the Extended Warranty segment and KSX segment was a total of $3.5 million compared to a total of $2.4 million in the first quarter of 2022 (pro forma excludes the results of PWSC)

“We are pleased with our start to 2023 with solid financial performance and another strong quarter of operating performance in the Extended Warranty and KSX segments.” said John T. Fitzgerald, President and Chief Executive Officer of Kingsway.  “During the first quarter, we repurchased the majority of our outstanding TruPs debt and associated accrued interest to further simplify our capital structure and better position the company for executing our strategy and increasing our cash flows.”

Reconciliations of GAAP to non-GAAP metrics are presented in the attached schedules. The Company today also filed its Quarterly Report on Form 10-Q.

Recent Business Highlights

●	Repurchased trust preferred debt to retire $96.7 million in principal and deferred interest, effectively paying 60.8 cents on the dollar, realizing an IRR greater than 20%

●	Adds Mr. Peter Hearne as an Operator-in-Residence (“OIR”) and Charles Joyce as a Vice President of Business Development to its innovative Kingsway Search Xcelerator (“KSX”) platform

●	Board of Directors approved a share repurchase program of up to $10 million of the Company’s common stock

“We remain focused on growing and improving our portfolio of businesses both organically and by acquisition through KSX,” continued Mr. Fitzgerald.  “We added two highly-talented individuals to our KSX team, and with cash on hand we are well-equipped to expand our portfolio of operating businesses. Importantly, we are taking a thoughtful approach to the allocation of capital and have a defined set of strategies  in place  to continue to grow the per share value of our business over time.”

Conference Call and Webcast

Management will host a conference call at 5 p.m. Eastern time today to discuss the results and host a live Q&A session. Additionally, investors may also submit questions via email to: James@HaydenIR.com.

Conference Call Information

Date: Tuesday, May 9, 2023

Time:  5:00 PM Eastern Time

Toll Free: 877-545-0523; Code: 189652

International: 973-528-0016; Code: 189652

Live Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/48352

Conference Call Replay Information

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 48352

Replay Webcast Link:  https://www.webcaster4.com/Webcast/Page/2928/48352

Investor Day

The Company will be hosting an in-person and online Investor Day on Tuesday, May 16 at the New York Stock Exchange. President and Chief Executive Officer, John T. Fitzgerald, along with Kent A. Hansen, Executive Vice President and Chief Financial Officer and members of the management team will discuss a range of topics covering the Company's operations, long-term growth strategy and financial structure. Prepared presentations will begin at 9:30 am ET.

The event will take place at the New York Stock Exchange (RSVP required) and will also be available virtually at the investors section on the Company website: https://vimeo.com/webinars/events/b6f89673-2cac-4779-8d61-e4d3b620b201

Individuals interested in attending or registering for the event may contact James Carbonara, Hayden IR at james@haydenir.com or by calling (646) 755-7412.

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty and business services industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol "KFS."

The Company serves the extended warranty industry through its operating subsidiaries IWS (iwsgroup.com), Penn Warranty (pennwarranty.com), Preferred Warranties (preferredwarranties.com) and Trinity Warranty Solutions (trinitywarranty.com).

The Company serves the business services industry through its operating subsidiaries CSuite (csuitefinancialpartners.com), Ravix (ravixgroup.com) and Secure Nursing Service (securenursing.com).

Non U.S. GAAP Financial Measure

The Company believes that non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provides useful information about the Company's operating results and enhances the overall ability to assess the Company's financial performance. The Company uses non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA allow investors to make a more meaningful comparison between the Company's core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliations, provides useful information about the Company's business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, the Company believes that non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider this non-GAAP measure in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release and/or Shareholder Letter may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2022 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

Kingsway Financial Services Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
GAAP Net Income (Loss)	$45,408	$27,839	$(17,339)	$37,273	$(2,365)

Non-GAAP Adjustments:
Discontinued operations	16,455	(107)	15,678	1,670	(786)
Gain on extinguishment of debt (1)	(31,616)	(31,616)	—	—	—
Gain on sale of PWSC (2)	(26,447)	—	—	(26,447)	—
Changes in fair value; realized gains/losses (3)	(12,539)	145	(1,249)	(13,914)	2,479
Employee related expenses (4)	1,881	383	670	321	507
Other items (5)	2,393	591	1,532	184	86
Depreciation, amortization, tax and interest expense	16,008	5,164	4,053	3,573	3,218
Total Non-GAAP Adjustments	(33,865)	(25,440)	20,684	(34,613)	5,504

Non-GAAP Adjusted EBITDA (6)	$11,543	$2,399	$3,345	$2,660	$3,139

	Twelve Months Ended	For the Three Months Ended
	3/31/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
GAAP Net Income (Loss)	$(1,543)	$(2,504)	$1,443	$(226)	$(256)

Non-GAAP Adjustments:
Discontinued operations	(4,840)	(1,495)	(1,755)	(1,066)	(524)
Changes in fair value; realized gains/losses (3)	1,570	2,035	412	(857)	(20)
Employee related expenses (4)	3,156	1,155	692	574	735
Other items (5)	(121)	(630)	300	209	—
Depreciation, amortization, tax and interest expense	8,248	2,461	2,538	1,518	1,731
Total Non-GAAP Adjustments	8,013	3,526	2,187	378	1,922

Non-GAAP Adjusted EBITDA (6)	$6,470	$1,022	$3,630	$152	$1,666

Other reductions (7)	$2,801	$944	$-	$1,857	$-

(1)

Gain on extinguishment of debt consists of a $31.6 million gain related to the repurchase of TruPs debt having a principal amount of $75.5 million and results from removing the fair value of the debt ($56.1 million), deferred interest payable ($23.0 million) and accumulated other comprehensive income ($27.2 million) liabilities; the trust preferred debt repurchase options ($17.7 million) and accrued income receivable ($0.6 million) assets.  See Note 11 "Debt," to the unaudited consolidated interim financial statements, for further discussion.

(2)

Gain on sale of PWSC, net of transaction expenses that are included in consolidated operating expenses, as well as income taxes associated with the sale.  The Company estimates that had the gain not occurred, the Company would have recorded a tax benefit; therefore taxes of $6.1 million are included in this line item.

(3)

Includes realized and unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); unrealized gain on the change in fair value of the trust preferred security options; and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).

(4)

Employee related expenses includes charges relating to severance and consulting agreements pertaining to former key employees; non-cash expense arising from the grant and modification of stock-based awards to employees; and costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).

(5)

Other items includes:  legal expenses associated with the Company’s defense against significant litigation matters; acquisition-related expenses; expense relating to the settlement of all remaining Amigo claims; and other non-recurring items.

(6)	Includes the results of PWSC through the date of sale (end of July 2022).
(7)

The three months ended 3/31/2022 include a non-cash net charge of $0.9 million relating to change in estimate in accounting for IWS deferred revenue and deferred contract costs associated with vehicle service contract administration fees.  The three months ended 9/30/2021 include a $1.9 million non-cash, cumulative reduction to service fee and commission revenue relating to the finalization of the PWI purchase accounting.

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
GAAP Operating Income for Extended Warranty segment	$9,588	$1,432	$2,759	$2,461	$2,936

Non-GAAP Adjustments:
Investment income (1)	665	231	193	145	96
Gain (loss) on sale of core investments (2)	57	98	(23)	(2)	(16)
Depreciation	282	64	61	70	87
Total Non-GAAP Adjustments	1,004	393	231	213	167

Non-GAAP adjusted EBITDA for Extended Warranty segment	$10,592	$1,825	$2,990	$2,674	$3,103
PWSC operating (income) loss (3)	(590)	-	-	147	(737)
PWSC depreciation (3)	(33)	-	-	(8)	(25)
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$9,969	$1,825	$2,990	$2,813	$2,341

	Twelve Months Ended	For the Three Months Ended
	3/31/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
GAAP Operating Income for Extended Warranty segment	$9,049	$1,723	$3,326	$1,400	$2,600

Non-GAAP Adjustments:
Investment income (1)	236	76	52	66	42
Gain (loss) on sale of core investments (2)	(2)	(4)	19	(18)	1
Depreciation	277	74	95	55	53
Total Non-GAAP Adjustments	511	146	166	103	96

Non-GAAP adjusted EBITDA for Extended Warranty segment	$9,560	$1,869	$3,492	$1,503	$2,696
PWSC operating income (3)	(1,853)	(298)	(552)	(503)	(500)
PWSC depreciation (3)	(37)	(11)	(11)	(7)	(8)
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$7,670	$1,560	$2,929	$993	$2,188

Other reductions (4)	$2,801	$944	$-	$1,857	$-

(1)   Investment income arising as part of Extended Warranty segment’s minimum holding requirements

(2)   Realized Gains (losses) resulting from investments held in trust as part of Extended Warranty segment’s minimum holding requirements

(3)   Amounts relating to the sale of PWSC (end of July 2022) in order to remove PWSC from all periods presented.

(4)   The three months ended 3/31/2022 include a non-cash net charge of $0.9 million relating to change in estimate in accounting for IWS deferred revenue and deferred contract costs associated with vehicle service contract administration fees.  The three months ended 9/30/2021 include a $1.9 million non-cash, current period cumulative reduction to service fee and commission revenue relating to the finalization of the PWI purchase accounting.

Kingsway Financial Services Inc.

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
GAAP Operating Income for KSX segment	$4,319	$1,577	$1,126	$723	$893

Non-GAAP Adjustments:
Employee costs (1)	267	87	70	55	55
Total Non-GAAP Adjustments	267	87	70	55	55

Non-GAAP adjusted EBITDA for KSX segment	$4,586	$1,664	$1,196	$778	$948

	Six Months Ended	For the Three Months Ended
	3/31/2022	3/31/2022	12/31/2021
GAAP Operating Income for KSX segment	$1,290	$806	$484

Non-GAAP Adjustments:
Employee costs (1)	126	55	71
Total Non-GAAP Adjustments	126	55	71

Non-GAAP adjusted EBITDA for KSX segment	$1,416	$861	$555

(1)  Costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).